Exhibit 10.1

SECOND AMENDMENT TO THE

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Second Amendment”) is made as of March 2, 2016 (the “Effective Date”) by and between Supernus Pharmaceuticals, Inc. a Delaware corporation (the “Employer”), and Jack Khattar (the “Executive”).  In consideration of the mutual covenants contained in this Second Amendment, the Employer and the Executive agree as follows:

WHEREAS,  the Executive and the Employer originally entered into an employment agreement dated December 22, 2005 as amended by the Amended and Restated Employment Agreement  dated February 12, 2012, and the Amendment to the Amended and Restated Employment Agreement, dated August 8, 2014 (collectively, the “Employment Agreement”);

WHEREAS, the Executive and the Employer have agreed to execute this Second Amendment to the Employment Agreement effective as of the Effective Date.

NOW THEREFORE, in consideration of the foregoing premises and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Capitalized terms used herein that are not otherwise defined herein shall have the meanings in the Employment Agreement. All other terms and conditions of the Employment Agreement not amended by this Second Amendment shall remain in full force and effect.

2. Paragraph 4(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

(b)           Bonus.  The Executive shall be entitled to participate in an annual bonus program established by the Board of Directors or the Compensation Committee with such terms as may be established in the sole discretion of the Board of Directors or Compensation Committee.

3. Counterparts.  This Second  Amendment may be executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.

By:	/s/ Greg Patrick
Name:	Greg Patrick
Title:	Chief Financial Officer

/s/ Jack Khattar
Jack Khattar, Executive